Media Contact:
Heidi Murphy
Heidi.murphy@padillaco.com

Investor Relations:
John Cummings
Sr. Director, FP&A & IR
(765) 262-2898
john.cummings@onewabash.com

Wabash Announces Second Quarter 2026 Results

▪Quarterly revenue of $417 million - Reflects strong shipments in core Dry Van market. Parts & Services generated positive revenue growth year-over-year.
▪GAAP operating loss of $25 million or Non-GAAP adjusted operating loss of $24 million; Excludes impact of $1.8 million of facility idling costs.
▪Quarterly GAAP EPS of $(0.56) or Non-GAAP adjusted EPS of $(0.53). Within the guidance range communicated for Q2-26.
▪Total backlog of $956 million ending Q2. An increase of 14% versus Q1-26 and outperforming traditional seasonal trends.
▪Q3-2026 revenue outlook midpoint of $450 million, EPS outlook $(0.45). Market conditions and financials expected to improve sequentially.

LAFAYETTE, Ind. – July 29, 2026 – Wabash (NYSE: WNC), a leader in end-to-end supply chain solutions for the transportation, logistics and infrastructure markets, today reported results for the quarter ended June 30, 2026.
The Company's net sales for the second quarter of 2026 were $417.2 million, reflecting a 9.1% decrease compared to the same quarter of the previous year. The Company generated consolidated gross margin of $15 million, equivalent to 3.7% of sales. GAAP operating loss amounted to $25 million as the company recognized $1.8 million of facility idling costs. Non-GAAP adjusted operating loss was $23.5 million for the quarter. Second quarter GAAP diluted earnings per share was $(0.56) or $(0.53) on a Non-GAAP adjusted basis.
As of June 30, 2026, total Company backlog stood at approximately $956 million, an increase of $119 million over the prior quarter.
For the third quarter of 2026, the Company guides its revenue to be in the range of $440 million to $460 million and Non-GAAP adjusted EPS to a range of $(0.50) to $(0.40).

"The second quarter continued to strengthen our conviction that the freight market recovery is taking shape. We are seeing a healthier combination of supply-side forces, safety-focused federal led enforcement and improving carrier economics. Those factors are beginning to translate into better market fundamentals" explained Brent Yeagy, President and Chief Executive Officer. "This matters because carrier profitability is what ultimately frees up capital to support increased replacement demand expenditure."
Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the second quarter of 2026 and 2025. A complete disclosure of the results by individual segment is included in the tables following this release.

	Wabash National Corporation
Three Months Ended June 30,	2026	2025
New Units Shipped
Trailers(1)	8,292	8,043
Truck bodies	1,380	3,188
(1) Trailer shipments do not include converter dollies for any period presented.

	Transportation Solutions		Parts & Services
Three Months Ended June 30,	2026	2025	2026	2025
	(Unaudited, dollars in thousands)
Net sales	$354,654	$400,214	$63,387	$59,744
Gross profit	$5,986	$28,600	$9,343	$12,800
Gross profit margin	1.7%	7.1%	14.7%	21.4%
(Loss) income from operations	$(13,901)	$12,518	$5,965	$9,060
(Loss) income from operations margin	(3.9)%	3.1%	9.4%	15.2%
During the second quarter, Transportation Solutions generated net sales of $354.7 million, a decrease of 11.4% compared to the same quarter of the previous year. Operating loss for the quarter amounted to $13.9 million, representing 3.9% of sales.
Parts & Services' net sales for the second quarter were $63.4 million, an increase of 6.1% compared to the prior year quarter. Operating income for the quarter amounted to $6.0 million, or 9.4% of sales.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures including adjusted operating loss, adjusted EBITDA, adjusted net loss attributable to common stockholders, adjusted diluted loss per share, free cash flow, adjusted segment EBITDA, and adjusted segment EBITDA margin. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net (loss) income, and reconciliations to GAAP financial statements should be carefully evaluated.
Adjusted operating loss, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating loss excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating loss to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. A reconciliation of adjusted operating loss to operating (loss) income, the most comparable GAAP financial measure, is included in the tables following this release.

Adjusted EBITDA includes noncontrolling interest & excludes (income) loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, facility idling costs, purchase accounting gain, Missouri legal matter and other non-operating income and expense. Management believes providing adjusted EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of adjusted EBITDA, when combined with the GAAP presentations of operating (loss) income and net (loss) income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of adjusted EBITDA to net (loss) income, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted net loss attributable to common stockholders and adjusted diluted loss per share reflect an adjustment for the facility idling cost, purchase accounting gain, Missouri legal matter and the related tax effects of those adjustments. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net (loss) income and diluted net (loss) income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted net loss attributable to common stockholders and adjusted diluted loss per share to net (loss) income attributable to common stockholders and diluted (loss) income per share, the most comparable GAAP financial measures, are included in the tables following this release.
Free cash flow is defined as net cash provided by (used in) operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by (used in) operating activities, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of free cash flow to cash provided by (used in) operating activities, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest & excludes income (loss) from unconsolidated entity and is calculated by adding back segment depreciation and amortization expense to segment operating (loss) income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating (loss) income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA Margin is calculated by dividing Adjusted segment EBITDA by segment total net sales. A reconciliation of adjusted segment EBITDA to (loss) income from operations, the most comparable GAAP financial measure, is included in the tables following this release.
Information reconciling any forward-looking adjusted operating loss, adjusted EBITDA, adjusted net loss attributable to common stockholders, adjusted diluted loss per share, free cash flow, adjusted segment EBITDA and adjusted segment EBITDA margin to GAAP financial measures is unavailable to us without unreasonable effort. We cannot provide reconciliations of the above noted forward looking non-GAAP measures to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flows, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort.
Second Quarter 2026 Conference Call
Wabash will discuss its results during its quarterly investor conference call on Wednesday, July 29, 2026, beginning at 12:00 p.m. EDT. The call and an accompanying slide presentation will be accessible on the "Investors" section of Wabash's website, www.onewabash.com, under "Events & Presentations." The conference call will be accessible at the following link: https://events.q4inc.com/attendee/138395025
A replay of the call will be available shortly after the conclusion of the presentation.

About

Wabash (NYSE: WNC) is the visionary leader of connected solutions for the transportation, logistics and distribution industries that is Changing How the World Reaches You®. Headquartered in Lafayette, Indiana, the company enables customers to thrive by providing insight into tomorrow and delivering pragmatic solutions today to move everything from first to final mile. Wabash designs, manufactures, and services a diverse range of products, including: dry freight and refrigerated trailers, flatbed trailers, tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade processing equipment. Learn more at www.onewabash.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the risks related to highly cyclical nature of our business, uncertain economic conditions including the possibility that customer demand may not meet our expectations, our backlog may not reflect future sales of our products, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes, costs of indebtedness, and our ability to execute on our long-term strategic plan. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$71,496	$31,923
Accounts receivable, net	171,818	119,874
Inventories, net	192,261	181,153
Prepaid expenses and other	56,179	86,136
Total current assets	491,754	419,086
Property, plant, and equipment, net	283,363	300,477
Goodwill	213,333	191,222
Deferred income taxes	31,848	9,047
Intangible assets, net	58,213	63,561
Investment in unconsolidated entities	16,261	7,250
Other assets	144,010	180,538
Total assets	$1,238,782	$1,171,181
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$—
Accounts payable	244,191	145,739
Other accrued liabilities	129,955	156,556
Total current liabilities	374,146	302,295
Long-term debt	513,220	442,852
Other non-current liabilities	57,564	57,492
Total liabilities	944,930	802,639
Commitments and contingencies
Noncontrolling interest	1,397	1,184
Wabash National Corporation stockholders’ equity:
Common stock 200,000,000 shares authorized, $0.01 par value, 40,737,173 and 40,436,437 shares outstanding, respectively	790	787
Additional paid-in capital	703,705	700,697
Retained earnings	228,943	303,615
Accumulated other comprehensive loss	(3,640)	(398)
Treasury stock at cost, 38,263,966 and 38,263,966 common shares, respectively	(637,343)	(637,343)
Total Wabash National Corporation stockholders' equity	292,455	367,358
Total liabilities, noncontrolling interest, and equity	$1,238,782	$1,171,181

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$417,241	$458,816	$720,470	$839,706
Cost of sales	401,912	417,416	715,716	779,303
Gross profit	15,329	41,400	4,754	60,403
General and administrative expenses	32,366	37,009	64,463	(267,676)
Selling expenses	6,336	6,339	14,054	12,718
Amortization of intangible assets	2,674	2,789	5,348	5,578
Impairment and other, net	(752)	14	(1,457)	(17)
(Loss) income from operations	(25,295)	(4,751)	(77,654)	309,800
Other income (expense):
Interest expense	(6,693)	(5,308)	(12,879)	(10,334)
Other, net	367	(33)	657	1,581
Other expense, net	(6,326)	(5,341)	(12,222)	(8,753)
Income (loss) from unconsolidated entity	151	(2,203)	151	(4,045)
(Loss) income before income tax expense	(31,470)	(12,295)	(89,725)	297,002
Income tax (benefit) expense	(8,856)	(2,692)	(21,876)	75,409
Net (loss) income	(22,614)	(9,603)	(67,849)	221,593
Net income (loss) attributable to noncontrolling interest	277	(14)	213	241
Net (loss) income attributable to common stockholders	$(22,891)	$(9,589)	$(68,062)	$221,352

Net (loss) income attributable to common stockholders per share:
Basic	$(0.56)	$(0.23)	$(1.67)	$5.24
Diluted	$(0.56)	$(0.23)	$(1.67)	$5.21
Weighted average common shares outstanding (in thousands):
Basic	40,917	41,753	40,828	42,231
Diluted	40,917	41,753	40,828	42,458
Dividends declared per share	$0.08	$0.08	$0.16	$0.16

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net (loss) income	$(67,849)	$221,593
Adjustments to reconcile net (loss) income to net cash used in operating activities
Depreciation	23,291	23,524
Amortization of intangibles	5,348	5,578
Net (gain) loss on sale of property, plant and equipment	(1,855)	21
Deferred income taxes	(22,801)	86,749
Stock-based compensation	5,082	5,623
Non-cash interest expense	526	494
Equity in (income) loss from unconsolidated entity	(151)	4,045
Impairment	—	(20)
Accounts receivable	(51,351)	(45,783)
Inventories	(11,108)	6,371
Prepaid expenses and other	5,874	(18,767)
Accounts payable and accrued liabilities	92,988	40,079
Other, net	(6,511)	(345,613)
Net cash used in operating activities	(28,517)	(16,106)
Cash flows from investing activities
Cash payments for capital expenditures	(5,490)	(14,925)
Expenditures for revenue generating assets	(235)	(20,885)
Proceeds from the sale of assets	21,859	40
Acquisition, net of cash acquired	(2,872)	(1,666)
Investment in unconsolidated affiliates and other	(6,175)	(10,350)
Net cash provided by (used in) investing activities	7,087	(47,786)
Cash flows from financing activities
Proceeds from exercise of stock options	—	11
Dividends paid	(6,770)	(7,251)
Borrowings under revolving credit facilities	188,366	40,904
Payments under revolving credit facilities	(118,366)	(904)
Debt issuance costs paid	(171)	(1)
Stock repurchases	—	(26,928)
Other	(2,056)	—
Net cash provided by financing activities	61,003	5,831
Cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	39,573	(58,061)
Cash and cash equivalents at beginning of period	31,923	115,484
Cash and cash equivalents at end of period	$71,496	$57,423
Supplemental disclosures of cash flow information:
Cash paid for interest	$12,362	$9,666
Net cash (refunds received) paid for income taxes	$(10,052)	$174
Period end balance of payables for property, plant, and equipment	$1,563	$2,501

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Three Months Ended June 30,	2026	2025
Units Shipped
New trailers (1)	8,292	8,043
New truck bodies	1,380	3,188
Used trailers	40	30
(1) Trailer shipments do not include converter dollies for any period presented.

Three Months Ended June 30,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2026
New trailers	$317,516	$—	$(465)	$317,051
Used trailers	—	1,796	—	1,796
Components, parts and service	—	32,538	—	32,538
Equipment and other	37,138	29,053	(335)	65,856
Total net external sales	$354,654	$63,387	$(800)	$417,241
Gross profit	$5,986	$9,343	$—	$15,329
(Loss) income from operations	$(13,901)	$5,965	$(17,359)	$(25,295)
Adjusted (loss) income from operations[1]	$(12,137)	$5,965	$(17,359)	$(23,531)

2025
New trailers	$312,931	$—	$(771)	$312,160
Used trailers	—	1,120	—	1,120
Components, parts and service	—	32,755	—	32,755
Equipment and other	87,283	25,869	(371)	112,781
Total net external sales	$400,214	$59,744	$(1,142)	$458,816
Gross profit	$28,600	$12,800	$—	$41,400
Income (loss) from operations	$12,518	$9,060	$(26,329)	$(4,751)
Adjusted income (loss) from operations[1]	$12,518	$9,060	$(21,716)	$(138)

1 Adjusted operating (loss) income, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating (loss) income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating (loss) income excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating (loss) income to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Six Months Ended June 30,	2026	2025
Units Shipped
New trailers (1)	13,670	13,820
New truck bodies	2,907	6,186
Used trailers	70	65
(1) Trailer shipments do not include converter dollies for any period presented.

Six Months Ended June 30,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2026
New trailers	$522,963	$—	$(979)	$521,984
Used trailers	—	2,840	—	2,840
Components, parts and service	—	65,624	—	65,624
Equipment and other	81,867	48,992	(837)	130,022
Total net external sales	$604,830	$117,456	$(1,816)	$720,470
Gross (loss) profit	$(9,530)	$14,284	$—	$4,754
(Loss) income from operations	$(51,250)	$9,768	$(36,172)	$(77,654)
Adjusted (loss) income from operations[1]	$(46,654)	$3,773	$(36,172)	$(79,053)

2025
New trailers	$563,976	$—	$(18,441)	$545,535
Used trailers	—	2,620	—	2,620
Components, parts and service	—	64,257	—	64,257
Equipment and other	183,041	44,822	(569)	227,294
Total net external sales	$747,017	$111,699	$(19,010)	$839,706
Gross profit	$37,014	$23,389	$—	$60,403
Income from operations	$2,720	$15,970	$291,110	$309,800
Adjusted income (loss) from operations[1]	$2,720	$15,970	$(46,277)	$(27,587)

1 Adjusted operating (loss) income, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating (loss) income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating (loss) income excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating (loss) income to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENT AND COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

Adjusted Operating Loss[1]	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Transportation Solutions
(Loss) income from operations	$(13,901)	$12,518	$(51,250)	$2,720
Adjustments:
Facility idling and related costs	1,764	—	4,596	—
Adjusted operating (loss) income	(12,137)	12,518	(46,654)	2,720

Parts & Services
Income from operations	5,965	9,060	9,768	15,970
Adjustments:
Purchase accounting gains	—	—	(5,995)	—
Adjusted operating income	5,965	9,060	3,773	15,970

Corporate
(Loss) income from operations	(17,359)	(26,329)	(36,172)	291,110
Adjustments:
Missouri legal matter	—	4,613	—	(337,387)
Adjusted operating loss	(17,359)	(21,716)	(36,172)	(46,277)

Consolidated
(Loss) income from operations	(25,295)	(4,751)	(77,654)	309,800
Adjustments:
Facility idling and related costs	1,764	—	4,596	—
Purchase accounting gains	—	—	(5,995)	—
Missouri legal matter	—	4,613	—	(337,387)
Adjusted operating loss	$(23,531)	$(138)	$(79,053)	$(27,587)

1 Adjusted operating loss, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating (loss) income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating loss excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating loss to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Adjusted EBITDA[1]:	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net (loss) income	$(22,614)	$(9,603)	$(67,849)	$221,593
Income tax (benefit) expense	(8,856)	(2,692)	(21,876)	75,409
Interest expense	6,693	5,308	12,879	10,334
Depreciation and amortization	13,610	14,070	27,619	29,102
Stock-based compensation	1,911	2,374	5,082	5,623
Impairment and other, net	(752)	14	(1,457)	(17)
Other, net	(367)	33	(657)	(1,581)
(Income) loss from unconsolidated entity	(151)	2,203	(151)	4,045
Facility idling and related costs	1,764	—	4,596	—
Purchase accounting gains	—	—	(5,995)	—
Missouri legal matter	—	4,613	—	(337,387)
Adjusted EBITDA	$(8,762)	$16,320	$(47,809)	$7,121

Adjusted Net Loss Attributable to Common Stockholders[2]:	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net (loss) income attributable to common stockholders	$(22,891)	$(9,589)	$(68,062)	$221,352
Adjustments:
Facility idling and related costs	1,764	—	4,596	—
Purchase accounting gains	—	—	(5,995)	—
Missouri legal matter	—	4,613	—	(337,387)
Tax effect of aforementioned items	(441)	(1,163)	350	85,090
Adjusted net loss attributable to common stockholders	$(21,568)	$(6,139)	$(69,111)	$(30,945)

Adjusted Diluted Loss Per Share[2]:	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Diluted (loss) income per share	$(0.56)	$(0.23)	$(1.67)	$5.21
Adjustments:
Facility idling and related costs	0.04	—	0.11	—
Purchase accounting gains	—	—	(0.14)	—
Missouri legal matter	—	0.11	—	(7.95)
Tax effect of aforementioned items	(0.01)	(0.03)	0.01	2.01
Adjusted diluted loss per share	$(0.53)	$(0.15)	$(1.69)	$(0.73)

Weighted average diluted shares outstanding (in thousands)	40,917	41,753	40,828	42,458

1 Adjusted EBITDA includes noncontrolling interest & excludes (income) loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, facility idling costs, purchase accounting gains, Missouri legal matter and other non-operating income and expense. Management believes providing adjusted EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of adjusted EBITDA, when combined with the GAAP presentations of operating (loss) income and net (loss) income, is beneficial to an investor’s understanding of the Company’s operating performance.
2 Adjusted net loss attributable to common stockholders and adjusted diluted loss per share reflect adjustments for facility idling costs, purchase accounting gains, Missouri legal matter and the related tax effect of those adjustments.

WABASH NATIONAL CORPORATION
RECONCILIATION OF FREE CASH FLOW1
(Unaudited - dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by (used in) operating activities	$5,135	$(15,834)	$(28,517)	$(16,106)
Cash payments for capital expenditures	(2,065)	(6,227)	(5,490)	(14,925)
Expenditures for revenue generating assets	—	(741)	(235)	(20,885)
Free Cash Flow[1]	$3,070	$(22,802)	$(34,242)	$(51,916)

1 Free cash flow is defined as net cash provided by (used in) operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by (used in) operating activities, is beneficial to an investor’s understanding of the Company’s operating performance.

WABASH NATIONAL CORPORATION
RECONCILIATION OF ADJUSTED SEGMENT EBITDA1
AND ADJUSTED SEGMENT EBITDA MARGIN1
(Unaudited - dollars in thousands)

	Transportation Solutions		Parts & Services
Three Months Ended June 30,	2026	2025	2026	2025
(Loss) income from operations	$(13,901)	$12,518	$5,965	$9,060
Depreciation and amortization	10,431	11,686	1,937	1,265
Impairment and other, net	(345)	—	(407)	—
Facility idling and related costs	1,764	—	—	—
Adjusted segment EBITDA[1]	$(2,051)	$24,204	$7,495	$10,325

Adjusted segment EBITDA margin[1]	(0.6)%	6.0%	11.8%	17.3%

	Transportation Solutions		Parts & Services
Six Months Ended June 30,	2026	2025	2026	2025
(Loss) income from operations	$(51,250)	$2,720	$9,768	$15,970
Depreciation and amortization	22,067	24,384	4,251	2,417
Impairment and other, net	(369)	—	(990)	—
Facility idling and related costs	4,596	—	—	—
Purchase accounting gains	—	—	(5,995)	—
Adjusted segment EBITDA[1]	$(24,956)	$27,104	$7,034	$18,387

Adjusted segment EBITDA margin[1]	(4.1)%	3.6%	6.0%	16.5%

1 Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest & excludes income (loss) from unconsolidated entity and is calculated by adding back segment depreciation and amortization expense to segment operating (loss) income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating (loss) income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA margin is calculated by dividing Adjusted segment EBITDA by segment total net sales.